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                                                                      EXHIBIT 21

                             P & F INDUSTRIES, INC.

                         Subsidiaries of the Registrant

Embassy Industries, Inc., a New York Corporation

        d/b/a         Embassy Industries, Inc.
                    Franklin Manufacturing Corporation

Florida Pneumatic Manufacturing Corporation, a Florida Corporation

        d/b/a         Florida Pneumatic Manufacturing Corporation
                    Universal Tool
                    Fuji Air Tools
                    Pipemaster
                    Berkley Tool

Green Manufacturing, Inc. a Delaware Corporation

        d/b/a         Green Manufacturing, Inc.